Exhibit 10.1

Execution Copy

RETIREMENT AGREEMENT

This RETIREMENT AGREEMENT (“Agreement”) is entered into as of the Effective Date (as defined below), by and between Grandparents.com, Inc., a corporation incorporated under the laws of Delaware, (“GPCM” or the “Company”), with an office at 589 Eighth Avenue, New York, NY 10018, on the one hand, and Joseph Bernstein (“Bernstein”), 6663 Casa Grande Way, Delray Beach, FL 33446 and Bernstein-Nasser Investors, LLC (“BNI”), 6663 Casa Grande Way, Delray Beach, FL 33446 on the other (each a “Party” and collectively, the “Parties”).

WHEREAS, Bernstein has served GPCM and its predecessor since May 2010 as a senior member of management and a board member and has upon attaining the age of 65 expressed his desire to retire as a member of the Board of Directors and as Co-Chief Executive Officer, Chief Financial Officer, and Treasurer of GPCM.

WHEREAS, GPCM executed an Amended and Restated Promissory Note in favor of Bernstein in the principal amount of $78,543 (the “Bernstein Note”); and

WHEREAS, GPCM executed a Promissory Note in favor of BNI in the amount of $100,000 (the “BNI Note”);

NOW, THEREFORE, in consideration of the mutual promises, releases and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties enter into this Agreement, and it is hereby agreed by and between them as follows:

1.          Termination of Employment Agreement. Pursuant to Bernstein’s announced desire to retire from GPCM, the Parties agree that Bernstein’s Employment Agreement dated as of February 23, 2012 (the “Employment Agreement”) is terminated at the time of the closing on the Closing Date (as such term is defined in that certain GP.Com Holding Company LLC Agreement and Plan of Distribution (the “Distribution Agreement), which date is hereinafter referred to as the “Termination Date”). Bernstein agrees to provide transition consulting services to GPCM as set forth in Schedule A attached hereto following the Termination Date until terminated as provided therein. Bernstein shall resign as of the Termination Date from each and every position as an officer, director, or any other position, from GPCM and any of its subsidiaries or affiliates.

2.          Premium Assistance. In lieu of COBRA reimbursements, GPCM agrees that, for a period of 24 months commencing in the month after the Termination Date, GPCM shall pay to Bernstein a monthly payment of $3,000 on the first of each month commencing after the Termination Date to assist Bernstein in securing health care coverage. Nothing contained in this Section 2 shall preclude Bernstein from electing COBRA coverage under GPCM’s health plan in accordance with applicable law at his sole election or from using a portion of the payments he receives under this Section 2 to fund such coverage, provided that he does not seek any further reimbursement therefor from GPCM.

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3.          Issuance of Common Stock and Warrants. On the Effective Date, (A) GPCM shall issue to Bernstein three-hundred thousand (300,000) shares of GPCM common stock (the “GPCM Common Shares”), for his continued services following the Termination Date and other promises and covenants contained herein; (B) GPCM shall issue to Bernstein in exchange for the termination of the Bernstein Note, four-hundred thousand (400,000) GPCM Common Shares and a five (5) year warrant to purchase 275,000 GPCM Common Shares at an exercise price of $0.25 cents per share (the “Warrant”) in a form substantially similar to the warrant issued to Bernstein by GPCM on June 20, 2013 as amended; and (C) GPCM shall issue to BNI in exchange for the termination of the BNI Note, four-hundred thousand (400,000) GPCM Common Shares.

4.          Termination of Notes. Upon issuance of the GPCM Common Shares described in Section 3 and the Warrant, the Bernstein Note and the BNI Note shall each be terminated as of the Effective Date.

5.          Previously Granted Options and Warrants. GPCM confirms that the options (the “Options”) and warrants (the “Prior Warrants”) listed below to purchase GPCM Common Shares shall be fully vested as of the Effective Date and shall continue to remain in full force and effect pursuant to their terms notwithstanding the termination of the Employment Agreement or any other conditions of exercise of the Options or Prior Warrants. Bernstein shall not be prohibited from assigning any Options, the Warrant, or any Prior Warrant to the extent permitted by law, notwithstanding any term to the contrary in the instruments relating thereto. GPCM agrees to use commercially reasonable efforts to maintain the effectiveness of the registration statement on Form S-8 registering the GPCM Common Shares issuable upon exercise of the Options.

Options:

Grant Date: 2/24/2012. Ten (10) year option issued to Bernstein in his capacity as a director for 1,000,000 GPCM Common Shares at $0.60 per share, re-priced to $0.25 per share on October 14, 2013.

Prior Warrants:

A.     Grant Date: 2/26/2013 – Five (5) year warrant issued to BNI in exchange for Bernstein’s personal guarantee for 100,000 GPCM Common Shares at $0.50 per share, re-priced to $0.25 per share on October 14, 2013.

B.      Grant Date: 2/26/2013 – Five (5) year warrant issued to BNI in exchange for Bernstein’s personal guarantee for 380,000 GPCM Common Shares at $0.50 per share, re-priced to $0.25 per share on October 14, 2013.

C.      Grant Date: 6/20/2013 – Five (5) year warrant issued to Bernstein in his capacity as a director for 1,000,000 GPCM Common Shares at $0.25 per share, which warrant will be amended as of the date hereof to incorporate the same registration rights contained in the two warrants issued to BNI on February 26, 2013.

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6.          Prior Office Lease Guarantee. GPCM agrees to use its reasonable best efforts to obtain from Tower 39 Associates, LLC, GPCM’s landlord, a release for Bernstein from the joint and several guarantee by Bernstein of GPCM’s lease obligations by the Termination Date. In the event no such release is obtained, GPCM shall indemnify and hold Bernstein harmless with respect to any claims by Tower 39 Associates, LLC (or its successors or assigns) under any guarantee by Bernstein of obligations under GPCM’s office lease at 589 Eighth Avenue with Tower 39 Associates, LLC, including any legal defense costs.

7.          Indemnification; D & O Insurance; Limitation of Liability.

(a)          GPCM agrees that if Bernstein is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of GPCM or a predecessor entity, or is or was serving at the request of GPCM or a predecessor entity as a director, officer, manager, member, employee or agent of another entity or enterprise, including service with respect to any trust for employee benefit plans, Bernstein shall be indemnified and held harmless by GPCM to the fullest extent legally permitted or authorized by GPCM’s certificate of incorporation or bylaws or resolutions of the GPCM board (the “Governing Documents”) against all cost, expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Bernstein in connection therewith, and such indemnification shall continue after the Effective Date despite the fact that Bernstein has ceased to be a director, officer, manager, member, employee or agent of GPCM or other entity or enterprise and shall inure to the benefit of Bernstein’s heirs, executors and administrators. GPCM agrees that it will not amend the Governing Documents in such a way that Bernstein’s rights to indemnification (including, without limitation, to advancement of expenses) are less favorable in any material respect than his rights as they exist under the Governing Documents as of the Termination Date.

(b)          In the event that any of the current or future officers or directors of GPCM has any contractual rights to indemnification covering claims brought by third parties or by GPCM, Bernstein shall have rights to indemnity and advancement of expenses and defense rights in his capacity as a former officer or director no less favorable than the most favorable contractual rights of any other current or future officer or director of GPCM.

(c)          GPCM agrees to continue and maintain a D&O liability insurance policy covering Bernstein until such time as actions against Bernstein are no longer permitted by law but for at least six years after the Effective Date, with terms and conditions no less favorable (including, without limitation, with respect to scope, exclusions, amounts and deductibles) than the most favorable coverage then applying to any other current or future senior level executive officer or director of GPCM, provided that such coverage is no less favorable than the D&O liability coverage in effect for GPCM’s current officers and directors on the date hereof. GPCM agrees to provide Bernstein with evidence of such coverage upon his reasonable request.

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8.          Bernstein Release. In consideration for the payments, benefits, promises and other covenants set forth herein, Bernstein, on behalf of himself, his affiliates, heirs, executors, estate, administrators and assigns, voluntarily, knowingly and willingly fully, finally and forever waives, quits, covenants not to sue, releases and forever discharges the Company, and its subsidiaries, affiliates and parents, together with each of those entities’ respective officers, directors, shareholders, owners, employees, agents, fiduciaries and administrators (collectively with the Company, the “Releasees”), from any and all claims and rights of any nature whatsoever which Bernstein had or now has, whether known or unknown, suspected or unsuspected, arising out of or relating in any way to the Bernstein Note, the Employment Agreement or the termination thereof, Bernstein’s employment with the Company or the termination thereof, or Bernstein’s financial relationship with the Company or any of its subsidiaries, affiliates or parents, or the termination thereof, including, without limitation, any contract claims (express or implied, written or oral), or any rights or claims under any statute, including, without limitation, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973 (including Section 504 thereof), Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the New York State Human Rights Law, the New York City Human Rights Law, the Florida Civil Rights Act, the Family Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Lilly Ledbetter Fair Pay Act, and the Genetic Information Non-Discrimination Act, all as amended, and any other federal, state or local law (the “Claims”). This release specifically includes, but is not limited to, any Claims based upon the right to the payment of wages, deferred compensation, bonuses, incentive and performance compensation, vacation, pension benefits, 401(k) Plan benefits, equity awards, stock benefits or any other employee benefits, or any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of race, color, age, religion, sexual orientation, religious creed, sex, national origin, ancestry, alienage, citizenship, nationality, mental or physical disability, denial of family and medical care leave, medical condition (including cancer and genetic characteristics), marital status, military status, gender identity, harassment or any other basis prohibited by law. Notwithstanding the foregoing, Claims for purposes of this Section 8 do not include any Claims (i) arising out of or relating to the Releasees’ fraud, embezzlement, theft, or other criminal conduct, (ii) to enforce this Agreement, (iii) to enforce the Distribution Agreement against a Releasee that is a party to the Distribution Agreement, or (iv) to enforce the Registration Rights Agreement referred to in the Distribution Agreement. Further, GPCM acknowledges and agrees that the releases of Bernstein and BNI contained in Section 7 of the Distribution Agreement are not intended to affect or limit in any way the rights of Bernstein and BNI under this Agreement.

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9.          BNI Release. In consideration of the mutual agreements set forth herein, BNI, on behalf of its successors, assigns, subsidiaries, affiliates and parents, and BNI’s and each of those entities’ respective officers, directors, shareholders, owners, employees, agents, fiduciaries and administrators, hereby fully, finally and forever waives, quits, covenants not to sue, releases and forever discharges the Releasees from any and all claims and rights of any nature whatsoever which BNI had, now has, or in the future may have, against them, whether known or unknown, suspected or unsuspected, arising out of or relating to the BNI Note (collectively, the “Claims”). BNI promises not to sue over any Claims, including demands, obligations, damages, losses, causes of action, costs, expenses, attorney’s fees, liabilities and indemnities of any nature whatsoever, or action or causes of action in law or in equity or of any kind and character whatsoever, whether now known or unknown, anticipated, fixed or contingent, discovered now or in the future, which BNI has ever had, now has, might have or might claim in the future, whether asserted or unasserted, mature or to mature in the future. Notwithstanding the foregoing, Claims for purposes of this Section 9 do not include any Claims (i) arising out of or relating to the Releasees’ fraud, embezzlement, theft, or other criminal conduct, (ii) to enforce this Agreement, (iii) to enforce the Distribution Agreement against a Releasee that is a party to the Distribution Agreement, or (iv) to enforce the Registration Rights Agreement. Further, GPCM acknowledges and agrees that the releases of Bernstein and BNI contained in Section 7 of the Distribution Agreement are not intended to affect or limit in any way the rights of Bernstein and BNI under this Agreement.

10.         GPCM Release. In consideration of the mutual agreements set forth herein, GPCM, on behalf of itself and its subsidiaries and affiliates, and their respective successors and assigns, hereby fully, finally and forever waives, releases, quits, waives and discharges and promises not to sue Bernstein or his family members, affiliates, successors, assigns, heirs, administrators or representatives, regarding any and all claims, demands, damages, costs, expenses, losses, liabilities, or actions or causes of actions of every kind and character whatsoever, whether now known or anticipated, fixed or contingent, or unknown or unanticipated which any of them ever had, now has, might have or might claim from the beginning of the world to the date of this Agreement (collectively, the “Claims”). GPCM, on behalf of itself and its subsidiaries and affiliates, and their respective successors and assigns, promises not to sue over any Claims, including demands, obligations, damages, losses, causes of action, costs, expenses, attorney’s fees, liabilities and indemnities of any nature whatsoever, or actions or causes of action in law or in equity or of any kind and character whatsoever, whether now known or unknown, anticipated, fixed or contingent, discovered now or in the future, which any of them has ever had, now has, might have or might claim, whether asserted or unasserted, mature or to mature in the future, from the beginning of time of the world to the date of this Agreement. Notwithstanding the foregoing, Claims for purposes of this Section 10 do not include any Claims (i) arising out of or relating to Bernstein’s fraud, embezzlement, theft, or other criminal conduct, or (ii) to enforce this Agreement.

11.         Cooperation. Bernstein will assist the Company and its affiliates in defense of any claims that may be made against the Company or its affiliates, and will assist the Company and its affiliates, at the Company’s expense, in the prosecution of any claims that may be made by the Company or its affiliates, to the extent that such claims may relate to services performed by Bernstein for the Company, its predecessors or affiliates. Bernstein agrees to promptly inform the Company upon becoming aware of any lawsuits involving such claims that may be filed against the Company or any affiliate. Bernstein also agrees, to the extent permitted by law, to promptly inform the Company upon being asked to assist in any investigation of the Company or its affiliates (or their actions) that may relate to services performed by Bernstein for the Company, its predecessors or affiliates, regardless of whether a lawsuit has then been filed against the Company or its affiliates with respect to such investigation. GPCM shall reimburse Bernstein any expenses incurred in connection with his cooperation under this Section 11 provided that such expenses have been pre-approved in writing by GPCM.

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12.         No Claims Filed. As a condition of GPCM entering into this Agreement, Bernstein represents that he has not filed against GPCM or any of the other Releasees, any complaints, claims or lawsuits with any court, administrative agency or arbitral tribunal prior to the date hereof, and that he has not transferred to any other person any such complaints, claims or lawsuits. Bernstein understands that by signing this Agreement, he waives his right to any monetary recovery in connection with a local, state or federal governmental agency proceeding against a Releasee, and he waives his right to any monetary damages in any Claim (as defined in Section 8) against a Releasee. GPCM does hereby represent that it has not filed against Bernstein, BNI or any other person released under Section 10 hereof any complaints, claims or lawsuits with any court, administrative agency or arbitral tribunal prior to the date hereof, and that it has not transferred to any other person any such complaints, claims or lawsuits.

13.         Non-Competition. Bernstein and GPCM agree that during Bernstein’s tenure with GPCM, Bernstein had the opportunity to receive highly confidential and proprietary information concerning GPCM and its business. Accordingly, Bernstein agrees that for a period of one (1) year following the Effective Date, Bernstein shall not, directly or indirectly, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the current business activities of GPCM or its affiliates (including but not limited to Grand Card LLC). Bernstein agrees that this restrictive covenant is reasonable as to duration, terms and geographical area and that it protects the legitimate interests of GPCM, imposes no undue hardship on Bernstein, and is not injurious to the public. In the event that any restriction hereunder is deemed to exceed the time, geographic or other limitations permitted by New York law, the Parties agree that a court of competent jurisdiction shall revise any offending provisions so as to bring this section within the maximum time, geographical or other limitations permitted by New York law.

14.         Non-Solicitation. Bernstein agrees that, for a period of one (1) year following the Effective Date, Bernstein shall not, directly or indirectly, solicit or attempt to solicit for employment any employee of GPCM or its affiliates on behalf of any business that is in competition in any manner whatsoever with the business activities of GPCM or its affiliates (including but not limited to Grand Card LLC).

15.         Confidentiality. Bernstein shall keep confidential and not disclose to any third party any information concerning GPCM or GPCM’s business (including but not limited to any non-public information relating to GPCM’s shareholders, officers, directors or employees), customers, suppliers, marketing methods, trade secrets and other “know how”, and any other information not of a public nature, regardless of how such information came to Bernstein’s knowledge, custody or control during his tenure at GPCM, except to the extent necessary for Bernstein to comply with the terms of a subpoena or other similar legal process. If Bernstein is required to disclose any information covered by this Section 15 in response to a subpoena or other similar legal process, prior to responding, Bernstein must first provide notice and a copy of the subpoena to GPCM so that GPCM may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 15. In the event such protective order or remedy is not obtained, or that GPCM waives compliance with the provisions of this Section 15, Bernstein agrees to furnish only that portion of the information covered by this Section 15 that is legally required pursuant to the subpoena and to exercise reasonable commercial efforts to obtain a protective order or an agreement from the party receiving the information that the information will be kept confidential.

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16.         No Disparagement. Bernstein agrees to act in a manner that is not adverse, detrimental or contrary to the best interests of GPCM and its affiliates, and specifically will not knowingly, directly or indirectly, make or publish any written or recorded statement that is negative, disparaging, defamatory or critical of GPCM, its affiliates, or their respective officers, directors or employees, provided that such persons have not disparaged or otherwise materially damaged Bernstein after the Termination Date. GPCM shall not, and shall instruct its directors and officers to not, directly or indirectly, make or publish any written or recorded statement that is negative, disparaging, defamatory or critical of Bernstein or any of his family members or affiliates, provided that such persons have not disparaged or otherwise materially damaged GPCM or any of its directors, officers or employees after the Termination Date.

17.         Notices. Any and all notices required by this Agreement shall be either hand-delivered or mailed, via certified mail, return receipt requested to such party’s address first listed above. All notices hand-delivered shall be deemed delivered as of the date actually delivered to the addressee. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. Any changes in any of the addresses listed herein shall be made by notice as provided in this Section.

18.         Additional Covenants.

(A)         Each of Bernstein and BNI agrees not to, directly or indirectly, bring any Claim against any of the Releasees that has been released by this Agreement.

(B)         Each of Bernstein and BNI agrees not to, directly or indirectly, provide assistance to or cooperate with any third party to bring any claim or lawsuit against GPCM or any of its subsidiaries, affiliates or parents, or any of their respective officers, directors or employees (collectively, the “GPCM Parties”), unless required by subpoena or other similar legal process or by law.

(C)         Each of Bernstein and BNI agrees not to, directly or indirectly, speak to government officials regarding any of the GPCM Parties, or participate in any government investigation into any GPCM Party, unless required by subpoena or other similar legal process or by law.

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19.         Taxes. Bernstein shall be responsible for the proper and timely payment of all taxes and other payments due from him related to his personal income from the Company to any taxing authority. The Company makes no representation regarding the tax treatment or tax status of any payments or benefits under this Agreement under any applicable section of the Internal Revenue Code of 1986, as amended (the “Code”). In no event whatsoever shall the Company be liable for any tax, interest or penalties that may be imposed on Bernstein by any section of the Code.

20.         Representations and Warranties. Each of BNI and Bernstein represents and warrants to the Company that:

(A)         Each understands that (i) the GPCM Common Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the GPCM Common Shares have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or it shall have delivered to GPCM an opinion of counsel, in a generally acceptable form and from counsel reasonably acceptable to GPCM, to the effect that such GPCM Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (iii) any sale of the GPCM Common Shares made in reliance on Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule (“Rule 144”), may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the GPCM Common Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act), may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iv) unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, GPCM requires that the GPCM Common Shares bear a legend referring to the foregoing restrictions (it being agreed that if the GPCM Common Shares are not certificated, other appropriate restrictions shall be implemented to give effect to the foregoing) and shall place stop order instructions with its transfer agent with respect to such GPCM Common Shares.

(B)         Each acknowledges that it has received and reviewed all information about GPCM that each considers necessary or appropriate for deciding whether to acquire the GPCM Common Shares under the terms and conditions of this Agreement and has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of GPCM concerning the merits and risks of acquiring the GPCM Common Shares; (ii) access to information about GPCM and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him to evaluate the investment; and (iii) the opportunity to obtain such additional information that GPCM possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Each of BNI and Bernstein has sought such accounting, legal and tax advice as he has considered necessary to make an informed decision with respect to its acquisition of the GPCM Common Shares.

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(C)         Each of BNI and Bernstein is acquiring the GPCM Common Shares as principal for its or his own account for investment purposes only and not with a view to or for distributing or reselling such GPCM Common Shares or any part thereof, without prejudice, however, to its or his right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such GPCM Common Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

(D)         Each of BNI and Bernstein is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and is not a registered broker-dealer under Section 15 of the Exchange Act.

The representations, warranties, agreements and covenants contained herein shall survive the delivery of the GPCM Common Shares.

21.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. Except for a claim by either Bernstein, BNI or GPCM for injunctive relief where such would be otherwise authorized by law to enforce any Section of this Agreement, any controversy, dispute or claim arising out of or relating to this Agreement, the Employment Agreement, the breach hereof or thereof, including, without limitation, any claim involving the interpretation or application of this Agreement or the Employment Agreement, or claims for wrongful termination, discrimination, or other claims based upon statutory or common law including those dealing with employment discrimination, sexual harassment, or civil rights, age, or disabilities), and tort claims (except a tort that is a “compensable injury” under Workers’ Compensation Law) or a dispute between the Parties that arose/arises before, during, or after employment, shall be resolved by arbitration in accordance with the then effective arbitration rules of (and by filing a claim with) the Judicial Arbitration Mediation Services in New York, NY. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys' fees. Any such arbitration shall be conducted by an arbitrator experienced in executive employment matters and shall include a written record of the arbitration hearing. The parties reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. An award of arbitration may be confirmed in a court of competent jurisdiction. The parties consent to the jurisdiction of the federal and state courts sitting in New York County, New York for the enforcement of these provisions and the entry of judgment on any arbitration award rendered hereunder.

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22.         Severability. If at any time, after the date of the execution of this Agreement any court or administrative agency finds that any provision of this Agreement is illegal, void, or unenforceable, that provision will no longer have any force and effect. However, the provision’s illegality or unenforceability will not impair the enforceability of any other provision of this Agreement.

23.         Entire Agreement. This Agreement constitutes the entire agreement between the Parties and it is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever except by a writing duly executed by all authorized representatives of all the Parties, and the Parties acknowledge and agree that they will make no claim at any time or place that this Agreement has been orally altered or modified in any respect whatsoever, and the Parties further acknowledge and agree that all other agreements, representations and warranties of any kind are suspended and merged into this Agreement except as otherwise provided in this Agreement.

24.         Counterparts. This Agreement may be executed electronically and in one or more counterparts, each of which shall constitute a duplicate original.

25.         Waiver. By signing this Agreement, Bernstein acknowledges that:

(A)         He has carefully read and understands this Agreement;

(B)         The Company advised him to consult with an attorney and/or any other advisors of his choice before signing this Agreement and he has done so;

(C)         He has been given 21 days to consider his rights and obligations under this Agreement and to consult with an attorney about both;

(D)         He understands that this Agreement is LEGALLY BINDING and by signing it he gives up certain rights;

(E)         He has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it;

(F)         He acknowledges and agrees that the payments and benefits set forth in this Agreement are contingent on execution of this Agreement, which releases all of his Claims against the Company and the Releasees as of the Effective Date, and he KNOWINGLY AND VOLUNTARILY AGREES TO RELEASE the Company and the Releasees from any and all Claims he may have, known or unknown, through the Effective Date, in exchange for the benefits he has obtained by signing, and that these benefits are in addition to any benefit he would have otherwise received if he did not sign this Agreement;

(G)         He has seven (7) days after he signs this Agreement to revoke it by notifying the Company in writing. The Agreement will not become effective or enforceable until the later of (i) the seventh (7th) day after Bernstein signs this Agreement, and (ii) the Termination Date;

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(H)         This Agreement includes a WAIVER OF ALL RIGHTS AND CLAIMS he may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §621 et seq.); and

(I)         This Agreement does not waive any rights or claims that may arise after the Effective Date.

26.         Effective Date. The effective date (the “Effective Date”) of this Agreement with respect to Bernstein shall be the date it is effective pursuant to Section 25(G), and, with respect to BNI, the date that BNI signs the Agreement.

27.         Binding Effect. This Agreement shall be binding on the Parties and their respective successors and assigns.

28.         Press Release. As soon as practicable after the Termination Date, the Company will issue a press release in the form attached hereto as Schedule B.

[signature page follows]

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GRANDPARENTS.COM, INC.

/s/ Steve Leber
Name:
Title:

JOSEPH BERNSTEIN

/s/ Joseph Bernstein

BERNSTEIN-NASSER INVESTORS, LLC

/s/ Joseph Bernstein
By: Joseph Bernstein
Title: Managing Member

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